THIRD-PARTY SECURITY AGREEMENT
(Receivables)

This THIRD-PARTY SECURITY AGREEMENT (Receivables) (the "Agreement"), dated as of November 9, 2015, is executed by and between GREENHILL & CO., LLC, a New York limited liability company ("Debtor"), and FIRST REPUBLIC BANK ("Lender").

RECITALS

A.    Prior hereto Lender has entered into a Loan Agreement (as hereafter amended “Term Loan Agreement”) dated as of November 9, 2015, with Greenhill & Co., Inc. a Delaware corporation (“Borrower”) pursuant to which Lender agreed to provide two term loans to, or for the benefit of, Borrower each in the original principal sum of Twenty-Two Million Five Hundred Thousand and 00/100ths Dollars ($22,500,000.00) for a total principal sum of Forty-Five Million and 00/100ths Dollars ($45,000,000.00) (collectively the “Term Notes”) (The Term Loan Agreement and the Term Notes are collectively referred to as the “Term Loan Documents”).

B.    Prior hereto, Borrower and First Republic Bank, a Nevada corporation, predecessor-in-interest to Lender entered into that certain Loan Agreement Revolving Line of Credit dated January 31, 2006, as modified (the "Revolving Loan Agreement") pursuant to which a loan in the principal amount of Forty-Five Million and 00/100 Dollars ($45,000,000.00), (as modified the "Revolving Loan") was made to Borrower.

C.    Prior hereto Borrower and Lender also entered into a Renewal and Modification Agreement dated as of April 1, 2015 pursuant to which, among other things, Lender increased the principal amount of the Revolving Loan to the principal sum of Fifty Million and no/100ths Dollars ($50,000,000.00). The Loan is evidenced by Borrower's Eighth Amended and Restated Promissory Note dated April 1, 2015, as modified (the "Revolving Note"). (The Revolving Loan Agreement, the Renewal and Modification Agreement, the Revolving Note and all documents executed in connection therewith are referred to collectively as the "Revolving Loan Documents").

D.    The obligations of Borrower under the Revolving Loan are secured by a Security Agreement (LLC Distributions) (“Revolving Loan Security Agreement”) dated as of April 30, 2010 executed by Borrower. The Revolving Loan Security Agreement secures the obligations (“Revolving Loan Secured Obligations”) of Borrower under the Revolving Loan Documents.

E.    This Agreement is being provided to secure Borrower’s obligations under the Term Loan Documents and the Revolving Loan Documents. (The Term Loan Agreement and the Revolving Loan Agreement are collectively referred to as the “Loan Agreements”. The Term Loan Documents and the Revolving Loan Documents are collectively referred to as the “Loan Documents”. The Term Notes and the Revolving Note are collectively referred to as the “Notes”).

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are acknowledged, Debtor and Lender agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the meanings provided below or in the Commercial Code or in the applicable Loan Agreement.

1.1    Agreement - means this Security Agreement, including any Exhibits, any concurrent or subsequent rider to this Security Agreement and any extensions, supplements, amendments or modifications to this Security Agreement and/or to any such rider.

1.2    Attorneys’ Fees - is defined in Section 8.5.

1.3    Bankruptcy Code - means the U.S. Bankruptcy Code as now enacted or hereafter amended.

1.4    Borrower - means Greenhill & Co., Inc., a Delaware corporation.

1.5    Business Day - means any day other than a day on which commercial banks are authorized or required by law to close in the State of California.

1.6    Commercial Code - means the Uniform Commercial Code, as now enacted or hereafter amended, applicable in the State of California.

1.7    Debtor - means Greenhill & Co., LLC, a New York limited liability company.

1.8    Debtor's Books - means all of Debtor's books and records including, but not limited to: minute books; ledgers, and records indicating, summarizing or evidencing Debtor's assets, liabilities, the Collateral, any of the Secured Obligations, and all information relating thereto; records indicating, summarizing or evidencing Debtor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

1.9    Exhibit - means any Exhibit attached hereto and incorporated herein.

1.10    Governmental Authorities - means: (i) the United States; (ii) the state, county, city or other political subdivision in which any of the Collateral is located; (iii) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, instrumentalities and authorities; and (iv) all judicial authorities and public utilities having or exercising jurisdiction over Borrower, Debtor, any Guarantor or the Collateral. The term “Governmental Authority” means any one of the Governmental Authorities.

1.11    Governmental Permits - means all permits, approvals, licenses and authorizations now or hereafter issued by any Governmental Authorities for or in connection with the conduct of Debtor’s business or the ownership or use by Debtor of the Collateral, or its other assets or its properties.

1.12    Governmental Requirements - means all existing and future laws, ordinances, rules, regulations, orders or requirements of all Governmental Authorities applicable to Debtor, any Guarantor, the Collateral or any of Debtor's or any Guarantor's other assets or properties.

1.13    Guarantor - means, collectively, the Person or Persons, if any, now or hereafter guaranteeing payment of the credit or payment or performance of the Secured Obligations (or pledging collateral therefor).

1.14    Guaranty - means every guaranty agreement of any kind (including third-party pledge agreements) now or hereafter executed by any Guarantor, and all extensions, renewals, modifications and replacement thereof.

1.15    Insolvency Proceeding - means any proceeding commenced by or against any person or entity, including Debtor, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

1.16    Judicial Officer or Assignee - means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, or assignee for the benefit of creditors.

1.17    Lender - means FIRST REPUBLIC BANK.

1.18    Lender Expenses - means all reasonable costs and expenses incurred by Lender in connection with: (i) this Agreement or other Loan Document; (ii) the transactions contemplated hereby or thereby; (iii) the enforcement of any rights hereunder or thereunder; (iv) the recordation or filing of any documents; (v) Lender’s Attorneys’ Fees; (vi) the creation, perfection or enforcement and defense of the lien on any item of Collateral; and (vii) any expenses incurred in any proceedings in the U.S. Bankruptcy Courts in connection with any of the foregoing.

1.19    Loan Agreement(s) - is defined in the Recitals and all extensions, renewals, modifications and replacements thereof.

1.20    Loan Document(s) - is defined in the Recitals and all extensions, renewals, modifications and replacements thereof.

1.21    Note(s) - is defined in the Recitals and all extensions, renewals, modifications and replacements thereof.

1.22    Permitted Liens - means any and all of the following: (i) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; and (ii) any other liens and encumbrances agreed to in writing by Lender which shall be junior in priority to the lien of Lender granted in this Agreement unless otherwise agreed to by Lender in writing.

1.23    Person - means any natural person or any entity, including any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or trustee, or Governmental Authority.

1.24    Secured Obligations - means all debts, obligations and liabilities of: (i) Debtor to Lender under this Agreement and (ii) Borrower under or in connection with the Loan Agreements, any Note, and any of the other Loan Documents, regardless whether such Secured Obligations are currently existing or hereafter created, whether direct or indirect, whether absolute or contingent, whether liquidated or unliquidated, including Attorneys' Fees. Notwithstanding anything to the contrary contained in the Loan Documents, the term “Secured Obligations" shall not include any debts that are or may hereafter constitute “consumer credit” which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Lender and Debtor shall otherwise agree in a separate written agreement.

ARTICLE II
SECURITY INTEREST

2.1    Security Interest. Debtor hereby grants to Lender a continuing valid, first priority security interest in all present and future Collateral, described in Exhibit B, now owned or hereafter acquired to secure repayment and performance of the Secured Obligations.

2.2    Security Documents. Lender may file all financing statements and confirmation statements and other documents as necessary to perfect and maintain perfected Lender's security interest. Debtor shall execute and deliver to Lender all documents which Lender may reasonably request: (i) to perfect, and maintain perfected, Lender's security interests in the Collateral or, (ii) to maintain or recognize the priority and enforceability of the Lender’s lien on the Collateral, and (iii) to implement the terms of this Agreement. If requested by Lender, Debtor will have such documents executed by relevant third parties and delivered to Lender.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Until the Secured Obligations are satisfied in full, Debtor makes the following representations and warranties:

3.1    Debtor. Debtor’s full and correct name and address are indicated in Exhibit A. If Debtor is an entity, Debtor: (i) is duly organized, validly existing and in good standing under the laws of the state specified in Exhibit A; (ii) is qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires qualification as a foreign entity; and (iii) conducts business under the trade name(s), if any, specified in Exhibit A, and no other trade name(s).

3.2    Authority. Debtor has the authority to enter into this Agreement and to grant the liens and powers provided herein. This Agreement has been duly authorized, and upon execution and delivery will constitute the legal, valid and binding agreement and obligation of Debtor, enforceable in accordance with its terms.

3.3    No Conflicts. The execution, delivery and performance by Debtor of this Agreement and the grant of the lien herein do not: (i) violate any Governmental Requirements applicable to Debtor; (ii) constitute a breach of any provision of the organizational papers of Debtor; or (iii) constitute an event of default under any agreement of Debtor.

3.4    Lawsuits; Compliance; Taxes. There is no material lawsuit, tax claim or adjustment or other dispute pending to the best of the Debtor’s knowledge or threatened against Debtor or the Collateral, which may result, either separately or in the aggregate, in any material adverse change in the assets, properties, business, profits, or condition of Debtor, nor does Debtor know of any basis for any such action, suit, proceeding or investigation. Debtor is in compliance with all Governmental Requirements and has satisfied, prior to delinquency, all taxes due or payable by Debtor or assessed against the Collateral.

3.5    Adequate Consideration. Debtor is receiving reasonably equivalent consideration for entering into this Agreement.

3.6    Solvency. Debtor is now and shall be at all times hereafter solvent and able to pay Debtor's debts (including trade debts) as they mature.

3.7    Title to Assets. Debtor: (i) has and at all times will have full legal and equitable title to the Collateral free of all liens and interests, except Permitted Liens; and (ii) has the right to grant security interests in the Collateral. No authorization or approval or notice is required to grant the lien on the Collateral or for the delivery of this Agreement, except for such authorizations, or notices which have been obtained or given prior hereto.

3.8    No Offsets or Defenses. All Receivables and other amounts owed to Debtor are subject to no defense or set off other than those expressly specified in the LLC Agreement.

3.9    Non-Consumer. No item of Collateral is held primarily for personal, family or household purposes or secures a loan which is obtained primarily for personal, family or household purposes.

3.10    Liquidity. Upon execution of this Agreement, Debtor will remain liquid, the total value of its assets will exceed its liabilities (contingent and non-contingent); and it will be able to pay its debts as they come due.

3.11    Continuing and Cumulative Warranties. The warranties and representations set forth in this Section shall be true and correct in all material respects at the time of execution of this Agreement and shall constitute continuing representations and warranties as long as any of the Secured Obligations remain unpaid or unperformed. The warranties and representations shall be cumulative and in addition to any other warranties and representations which Debtor shall give to Lender, now or hereafter.

ARTICLE IV
COVENANTS

Debtor agrees, until the Secured Obligations are satisfied in full:

4.1    Transfer or Release of Assets. Debtor shall not transfer, sell, abandon, or release any part of the Collateral except in the ordinary course of business as previously conducted and for reasonably equivalent consideration.

4.2    Lien Free. Debtor shall keep the Collateral free of all liens and interests, except Permitted Liens. However except as expressly agreed in writing Lender’s lien shall be senior to all Permitted Liens.

4.3    Records. As regards any Collateral, Debtor shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles, or such other accounting principles as agreed to by Lender, consistently applied. Debtor’s Books shall be accurate and complete. On Lender’s request, Debtor shall deliver to Lender copies of Debtor’s Books.

4.4    Inspection. Debtor shall permit Lender and any of Lender’s representatives, during business hours, to have access upon not less than five (5) Business Days prior written notice to Debtor for the purposes of examining and copying Debtor's Books pertaining to the Collateral. Debtor shall deliver to Lender such reports and information concerning the Collateral as Lender may reasonably request.

4.5    Taxes. Debtor shall pay all taxes relating to the Collateral when due.

4.6    Compliance with Applicable Laws. Debtor shall comply with and keep in effect all Governmental Permits relating to it and the Collateral. Debtor shall comply with: (i) all Governmental Requirements, in all material respects; (ii) all requirements and orders of all judicial authorities which have jurisdiction over it or the Collateral; and (iii) all organizational documents of Debtor.

4.7    Expenses. Debtor agrees to reimburse Lender for any and all Lender Expenses, and hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

4.8    Existence. If Debtor is an entity: (i) Debtor will maintain its existence in good standing under the law of the state of its organization; (ii) will maintain its qualification as a foreign entity in each jurisdiction in which the nature of its business requires such qualification; and (iii) will not merge with any other entity without the consent of Lender except for acquisitions or mergers which result in Debtor retaining 51% or more of the equity interest of the resulting entity and control of the management of such entity. For the avoidance of doubt, the merger of Greenhill Cogent Holdings, L.P. and/or Greenhill Cogent, LP with and into the Debtor is permitted.

4.9    Further Assurances. Upon Lender’s reasonable request, Debtor, at Debtor's expense, shall: (i) execute and deliver such further documents and notices reasonably satisfactory to Lender; (ii) take any action requested by Lender to carry out the intent of this Agreement and the other Loan Documents; and (iii) provide such reports and information available to Debtor concerning the business, financial condition and business of Debtor.

ARTICLE V
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement, at the option of Lender if not cured or waived within ten (10) days of such event (except that such 10-day period shall not apply to Sections 5.1, 5.4 or 5.5):

5.1    Breach. There is a breach of any provision of this Agreement or discovery that any material representations or warranty provided to Lender by, or on behalf of Debtor, was materially inaccurate at the time given; provided that the Debtor shall have thirty (30) days to cure any breach of Section 4.3, 4.4, 4.5 and 4.7; provided further that for Section 4.4, the thirty (30) day cure period shall commence upon a notice from the Lender of the breach.

5.2    Lien Priority. Lender shall cease to have a valid and perfected first priority lien on any of the Collateral subject only to such Permitted Liens, except for any lien that the Lender has agreed in writing will be senior to Lender’s lien.

5.3    Material Impairment. There is a material impairment of the value of the Collateral.

5.4    Seizure of Collateral. Any portion of the Collateral is subject to attachment, seizure or is otherwise levied upon or comes into possession of any Judicial Officer or Assignee; provided, however that Debtor shall have ten (10) days to post a bond to cause such attachment, seizure or levy to be fully released or removed after the occurrence of such event.

5.5    Insolvency or Attachment. If Debtor: (i) commences dissolution or termination of its business; (ii) is the subject of any voluntary or involuntary Insolvency Proceeding; (iii) is the subject of any involuntary lien; or (iv) is the subject of any receivership or similar proceeding; provided, however, that Borrower shall have sixty (60) days within which to cause (x) any involuntary Insolvency Proceeding to be dismissed (y) the involuntary appointment of any receiver, liquidator, trustee, custodian or sequestrator to be discharged or (z) such lien to be fully released or removed after the occurrence of such event.

5.6    Cross-Default Under Loan Documents. There is an Event of Default which is continuing under any of the other Loan Documents.

ARTICLE VI
LENDER'S RIGHTS AND REMEDIES; WAIVER

6.1    Remedies. If an Event of Default occurs that is continuing and is not cured by Debtor or waived by Lender, Lender shall have all rights and remedies of a secured party under the Commercial Code and as otherwise provided at law or in equity. Lender shall provide such notices as are required under the Commercial Code. Lender may dispose of any item of Collateral in a manner permitted by the Commercial Code. All proceeds from the Collateral shall be applied or disbursed as permitted under the Commercial Code to the Secured Obligations in such order as Lender should decide.

6.2    Rights to Payment. Without limiting the foregoing, if an Event of Default occurs that is continuing and is not cured by Debtor or waived by Lender, Lender may settle or adjust disputes and claims directly with the obligors and compromise any obligations on terms and in any order which the Lender considers advisable.

6.3    Waivers. Debtor hereby waives the following rights if an Event of Default occurs that is continuing and is not cured by Debtor or waived by Lender,: (i) all rights, remedies and benefits under California Civil Code Sections 1479 and 2822(a); and (ii) all rights to require marshalling of assets or liens or all rights to require Lender to exercise any other right or power or to pursue any other remedy which Lender may have, in each case as they directly apply to the Collateral.

6.4    Judicial Action. If an Event of Default occurs that is continuing and is not cured by Debtor or waived by Lender, and Lender, at its option, seeks to take possession of any or all of the Collateral by court process, Debtor hereby irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Secured Obligations and such receiver may, at Lender’s option, collect or dispose of all or part of the Collateral.

6.5    Actions. Debtor authorizes Lender, without notice or demand and without affecting its liability hereunder, and without consent of Debtor, to: (i) take and hold additional security from third parties for the payment of the Secured Obligations with the consent of such third party providing such security; and (ii) accept additional co-guarantors for the payment of the Secured Obligations.

6.6    Power of Attorney. Debtor irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact, coupled with an interest, with full power, in Lender's own name or in the name of Debtor: (i) at any time to sign, record and file all documents referred to in this Agreement; and (ii) after an Event of Default has occurred that is continuing and has not been cured by Debtor or waived by Lender: (a) to endorse any checks, notes and other instruments or documents evidencing the Collateral, or proceeds thereof; (b) to discharge claims, demands, liens, or taxes affecting any of the Collateral; (c) to settle, and give releases of, any insurance claim that relates to any of the Collateral, obtain payment of claim, and make all determinations with respect to any such policy of insurance, and endorse Debtor's name on any proceeds of such policies of insurance; or (d) to instruct any Person having control of any books or records relating to the Collateral to give Lender full rights of access thereto. Lender shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power. Lender shall not be obligated to act on behalf of Debtor as attorney-in-fact.

6.7    Actions by Lender. No action may be taken by Lender pursuant to this Article VI or any other provision of this Agreement to the extent it would cause Debtor to breach any laws or regulatory requirements applicable to it.

ARTICLE VII
WAIVERS

7.1    Waivers. To the extent that Debtor has any rights directly or indirectly under Sections 3501 through 3505 of the Commercial Code, Debtor hereby waives presentment, protest, and demand; and notice of protest, demand. and dishonor and all other notices required under Sections 3501 through 3505 of the Commercial Code to which Debtor might otherwise be entitled. To the extent that Debtor is deemed to be a guarantor of the Obligations pursuant to this Agreement, Debtor hereby waives and releases the following rights and remedies available to it: (i) all rights and defenses arising from Lender’s election of remedies, even though that election has destroyed Debtor’s rights of subrogation and reimbursement against Borrower by the operation of law; (ii) any right to require Lender to (A) proceed against Borrower; (B) proceed against or exhaust any security held from any person or marshalling of assets or liens; (C) proceed against any guarantor; or (D) pursue any other remedy available to Lender; (iii) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation of the liability of Borrower from any cause whatsoever; (iv) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or demand, notices of acceptance of and reliance on this Agreement and of the existence, creation, or incurring of new or additional indebtedness, notices of renewal, extension or modification of the indebtedness; (v) the right to notice of any and all favorable and unfavorable information, whether financial or other, about Borrower, heretofore, now, or hereafter learned or acquired by Lender and all other notices to which Debtor might otherwise be entitled; (vi) any and all suretyship defenses now or hereafter available to it under the California Civil Code or the Commercial Code including, without limitation, (A) California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433; (B) Chapter 2 of Title 14 of the California Civil Code; or (C) California Commercial Code Section 3605; (vii) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (vii) the right of subrogation, indemnity or contribution, all right to enforce any remedy Lender may have against Borrower or any other person, and any right to participate in security now or hereafter held by Lender including, without limitation, any such right set forth in California Civil Code Sections 1845, 2848 or 2849. Any and all present and future debts and obligations of Borrower to Debtor are hereby postponed in favor of and subordinated to the full payment and performance of all indebtedness of Borrower to Lender. Debtor acknowledges that the waivers provided herein are made with Debtor’s full knowledge of the significance and consequence of such waivers and that Lender is relying on such waivers.

ARTICLE VIII
MISCELLANEOUS

8.1    Notices. Any notice, demand or request required hereunder shall be given in writing (at the addresses set forth in Exhibit A) by any of the following means: (i) personal service; (ii) electronic communication, whether by telex, telegram or telecopying or other form of electronic communication; (iii) overnight courier; or (iv) registered or certified, first class U.S. mail, return receipt requested, or to such other addresses as Lender or Debtor may specify from time to time in writing.
(a)Any notice, demand or request sent pursuant to either subsection (i) or (ii), above, shall be deemed received upon such personal service or upon dispatch by electronic means.
(b)Any notice, demand or request sent pursuant to subsection (iii), above, shall be deemed received on the Business Day immediately following deposit with the overnight courier, and, if sent pursuant to subsection (iv), above, shall be deemed received forty-eight (48) hours following deposit into the U.S. mail.

8.2    Choice of Law. This Agreement shall be determined under, governed by and construed in accordance with California law. The parties agree that all actions or proceedings arising in connection with this Agreement shall be litigated only in the state courts located in the County of San Francisco, State of California, or the federal courts located in the Northern District of California. Debtor waives any right Debtor may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

8.3    Successors and Assigns; Assignment. This Agreement shall be binding and deemed effective when executed by Debtor and accepted and executed by Lender. This Agreement shall be binding on Lender's and Debtor's successors and assigns. Debtor agrees that it may not assign this Agreement without Lender's prior written consent. Lender may assign, in whole or in part, all of its right, title and interest in and to this Agreement in accordance with the Loan Agreements. In connection with any assignment, Lender may disclose all documents and information that Lender has or may hereafter have relating to Debtor. No consent to an assignment by Lender shall release Debtor or any Guarantor from their obligations to Lender.

8.4    Severability; Waivers. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any provision. No waiver by the Lender of any of its rights or remedies in connection with this Agreement shall be effective unless such waiver is in writing and signed by the Lender. No act or omission by Lender to exercise a right as to any event shall be construed as continuing, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

8.5    Attorneys' Fees. On demand Debtor shall reimburse Lender for all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, costs and disbursements (and fees and disbursements of Lender's in-house counsel) (collectively "Attorneys' Fees") expended or incurred by Lender in any way in connection with the amendment and/or enforcement of this Agreement and Lender's rights hereunder and to the Collateral whether or not suit is brought. Attorneys' Fees shall include, without limitation, attorneys’ fees and costs incurred in any State, Federal or Bankruptcy Court, and in any Insolvency Proceeding of any kind in any way related to this Agreement, the Note, or any item of Collateral and/or Lender’s lien thereon.

8.6    Headings. Article and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

8.7    Integration; Amendment. No modification or amendment to this Agreement, or novation of the obligations under this Agreement, shall be effective unless in writing, executed by Lender and the other relevant parties. Except for currently existing obligations of Debtor to Lender, all prior agreements, understandings, representations, warranties, and negotiations between the parties, whether oral or written, if any, which relate to the substance of this Agreement, are merged into this Agreement. Debtor hereby waives the right to assert any agreement, promise, fact or any parol (oral) evidence which is contrary to the terms or representations specified in this Agreement.

8.8    Joint and Several Liability. Should more than one Person sign this Agreement as Debtor, the obligations of each signatory shall be joint and several.

8.9    Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. A signed copy of this Agreement transmitted by a party to another party via facsimile or an emailed “pdf” version shall be binding on the signatory thereto.

8.10    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND DEBTOR HEREBY VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING IN A STATE OR FEDERAL COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE SECURED OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO THE APPLICATION OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING (INCLUDING TORT AND CLAIMS FOR BREACH OF DUTY), BETWEEN LENDER AND DEBTOR.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO FOLLOW]

This Agreement is executed as of the date stated at the top of the first page.

Accepted: LENDER: FIRST REPUBLIC BANK. By: /s/ Rose C. Stewart Name: Rose C. Stewart Title: Director, Manager Commercial Loan Operations	DEBTOR: GREENHILL & CO., LLC, a New York limited liability company By: /s/ Harold J. Rodriguez, Jr. Name: Harold J. Rodriguez, Jr. Title: Chief Operating Officer

EXHIBIT A
TO
THIRD-PARTY SECURITY AGREEMENT
(Receivables)

This Exhibit A is an integral part of the Agreement between Lender and Debtor, and the following terms are incorporated in and made a part of the Agreement to which this Exhibit A is attached:

1.	Debtor: Debtor represents that his/her/its name, address and state of incorporation or formation (if Debtor is a registered entity) is as follows:

1.1    Name: Greenhill & Co., LLC.

1.2    Trade Names or DBAs (if any): N/A

1.3    Type of Entity and State of Formation or Incorporation: Limited Liability Company, New York.

1.4    Address for Notices: 300 Park Avenue, New York, New York 10022

2.    Lender’s Notice Address:    FIRST REPUBLIC BANK
111 Pine Street
San Francisco, CA 94111
Attn: Commercial Loan Operations

4.    Additional Covenants: N/A

EXHIBIT B
TO
SECURITY AGREEMENT
(Receivables)

DESCRIPTION OF COLLATERAL

The Collateral (“Collateral”) consists of all of the right, title and interest of Debtor in and to the following assets whether currently existing or hereafter arising:

(a)     all Accounts, accounts receivable, Payment Intangibles or any other amounts owed to Debtor, (collectively the “Receivables”);
(b)     all Proceeds of any of the foregoing, including without limitation, all Accounts, Chattel Paper, Instruments and General Intangibles arising from or on account of any of the foregoing; and
(c)     all Debtor's books and records, which relate to any of the foregoing.
(d)     the foregoing shall exclude only those assets which are deemed “allowable” assets for net capital purposes under SEC Rule 15c3-1 including cash and Deposit Accounts; but only while such assets remain “allowable” under SEC Rule 15c3-1. Assets which become “non-allowable” by virtue of aging, or otherwise, shall be included as Collateral upon becoming “non-allowable” assets.

Certain Definitions:

“Debtor” - means Greenhill & Co., LLC, a New York limited liability company.

Unless otherwise defined herein, the terms used herein shall have the meaning provided in the Uniform Commercial Code, as now enacted or hereafter amended, applicable in the State of California.